OFFICE LEASE

     THIS LEASE is made in duplicate this 7th day of January, 19
93,by and between Sheridan Park 7 Partners, a Colorado Limited
Partnership , hereinafter called "Lessor", and Good Times
Restaurants Inc.     , hereinafter called "Lessee",

                           WITNESSETH:
     That in consideration of the payment of the rent and the keeping and performance of the covenants and agreements by Lessee, as hereinafter set forth, Lessor has agreed to lease and hereby does lease and demise unto Lessee the premises known and described as suite number 330, consisting of approximately 5,658 rentable square feet, as described on Exhibit A attached hereto and made a part hereof by reference, hereinafter called the "Leased Premises", and being a part of that building located at 8620 Wolff Court, Suite 330, Westminster, CO 80030 , hereinafter called the "Building".

     TO HAVE AND TO HOLD the same, with  all  the  appurtenances,
unto Lessee, from 12 o'clock noon on the 1st   day of April   ,
1993, for, during and until 12 o'clock noon on the 1st   day of
April        , 1998, hereinafter the "Lease Term" at and for a
rental for the full term aforesaid in the sum of   Three Hundred
Fifty Thousand Seven Hundred Ninety Six & 00/100 Dollars ($ 350,796.00), payable in installments, the initial payment being the sum of Five Thousand Six Hundred Fifty Eight and 00/100 Dollars ($5,658.00), together with rent adjustments as set forth hereinafter, due upon execution of this Lease.  Thereafter
installments of see paragraph 44 for rent schedule   Dollars ($ -------)
per month, together with rent adjustments as set forth hereinafter, the first such installment being due and payable on the first calendar month following the month in which falls the first day of this Lease with other installments being due and payable on the first day of each and every calendar month of said term thereafter until the full payment of the total sum shall be made. Base Rental Rate shall mean $ 12.00 per rentable square foot of the Leased Premises. All rentals shall be paid without notice at the office of Lessor in accordance with Paragraph 4 below. Any rentals or other amounts to be paid under the terms of this Lease, if not paid within five (5) days of due date, shall, at Lessor's sole discretion, accrue a late charge of five percent
(5%).

1. SERVICES

Lessor agrees, without extra charge, except as provided below, during the period Lessee shall occupy the Leased Premises under the terms hereof, to furnish such heated or cooled air to the Leased Premises during ordinary business hours as may in the judgement of Lessor and in compliance with all applicable government regulations, be reasonably required for the comfortable use and occupancy of the Leased Premises; to provide the use of passenger elevators, if applicable, for access and egress to and from the Leased Premises at all times during ordinary business hours; to provide janitorial service for the Leased Premises (including such window washing as may in the judgment of Lessor be reasonably required); and to cause electric current to be supplied for lighting the Leased Premises and public halls, but it is understood that Lessee shall use such electric current as shall be supplied by Lessor only for lighting and standard office equipment and shall pay on demand to Lessor for the waste of electric current or unreasonable or extraordinary demand. Therefore, Lessee shall pay Lessor as additional rent the cost of electrical current for any non-standard office equipment. Portable cooling and heating units are not permitted. Lessor shall pay the cost of replacing light bulbs or tubes used in Lessor's ceiling fixtures in the Leased Premises.

1A.Additional and After - hour Services:

Lessor shall not be obligated to furnish any services or utilities, other than those stated above. If Lessor elects to furnish services or utilities requested by Lessee in addition to those listed or at times other than those stated, Lessee shall pay to Lessor the prevailing charges for such services and utilities, within 10 days after billing. If Lessee fails to make any such payment, Lessor may, without notice to Lessee and in addition to Lessor's other remedies under this Lease, discontinue any or all of such additional or after-hour services. No such discontinuance of any service shall result in any liability of Lessor to Lessee or be considered an eviction or a disturbance of Lessee's use of the Premises.

2. INTERRUPTION OR DISCONTINUANCE  OF LESSOR'S SERVICE.

Lessee agrees that Lessor shall not be liable for failure to supply any such heating, air conditioning, elevator, janitor or lighting service, during any period when Lessor uses due diligence to supply such services, it being understood that Lessor reserves the right temporarily to discontinue such services, or any of them, at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God or any other happening beyond control of Lessor, Lessor is unable to furnish such services.

3. QUIET ENJOYMENT

Lessor agrees to warrant and defend Lessee in the quiet enjoyment and possession of the Leased Premises during the term of this Lease.

4. PAYMENT OF RENT

Lessee agrees to pay all rents and sums to be paid to Lessor hereunder at the times and in the manner herein provided. Rental checks will be made payable to the order of: DENCOL/Sheridan Park
7 and be paid at: 8753 Yates Drive, Suite 220, Westminster, CO 80030. Lessor reserves the right to change the party to whom payment will be made and the address of the same by providing 15 days prior written notice to Lessee.
     Lessee's covenants to pay rental and other sums due under this Lease are independent of any other covenant, condition, provision or agreement herein contained, and said rental payments shall not be subject to offsets or deductions of any kind by Lessee.

4A.Returned Check Fee:

A fee of the greater of $25.00 or actual cost associated to the returned check shall be paid by the Lessee to the Lessor for any returned check.

5. DEPOSIT

Lessee, concurrently with the execution of this Lease, has deposited with Lessor and shall keep on deposit at all times during the term of this Lease, the sum of Five Thousand Six Hundred Fifty Eight and 00/100 Dollars ($ 5,658.00 ) for the purpose hereinafter set for, to be held by Lessor at: 3680 Iquana Drive, Colorado Springs, Colorado 80910 , in a non-interest bearing account. If at any time during the term of this Lease, Lessee shall be in default in the performance of any of the terms, provisions, covenants or conditions of this Lease, Lessor shall have the right to apply said deposit, or so much thereof as may be necessary, toward the reimbursement for any physical damage to the Leased Premises and for any attorney's fees and legal costs incurred by Lessor by reason of such default; and in the event such deposit shall be diminished by any such payment from or application of the same, Lessee shall and will forthwith pay to Lessor, or its agent, as Lessor may request, such sum as shall be necessary to restore said deposit to the original amount mentioned above. If the amount of said deposit shall be insufficient to pay, reimburse and fully discharge such expenses and damages, Lessee shall be and remain liable for the balance thereof remaining unpaid, and shall pay the amount of such deficiency to Lessor. After the termination of the Lessee's tenancy, Lessor shall return to Lessee such part or portion of said deposit as shall not be required to pay, discharge and reimburse Lessor for the said expenses and damages.
     In the event the property in which the Leased Premises is located is sold or otherwise conveyed, or a new management agent is named by Lessor, said security deposit may be transferred by Lessor to the new owner of the property or new management agent, and notice thereof shall be given to Lessee.

6. INSURANCE

     (1) Lessee, at its expense, shall maintain in force during the
Term: comprehensive general liability insurance, which shall include coverage for personal liability, contractual liability, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on in or from the Premises and Lessee's use and occupancy of the Premises, with coverage for any one occurrence or claim of not less than $1,000,000 or such other amount as Lessor may reasonably require upon not less than six months' prior written notice, which insurance shall include Lessor as an additional named insured and shall protect Lessor in respect of claims by Lessee as if Lessor were separately insured;
     (2) Lessor agrees to maintain adequate insurance on said building, including amounts sufficient to restore tenants structural improvements (excluding trade fixtures or equipment).
     All insurance required to be maintained by Lessee shall be on terms with insurers reasonably acceptable to Lessor. Each policy shall contain an undertaking by the insurer that no material change adverse to Lessor or Lessee will be made, and the policy will not lapse or be canceled, except after not less than 30 days' prior written notice to Lessor of the intended change, lapse or cancellation. Lessee shall furnish to Lessor, if and whenever requested by it, certificates or other evidences acceptable to Lessor as to the insurance from time to time effected by Lessee and its renewal or continuation in force.
     (3) Lessor and Lessee waive any and all rights to recover against the other or against any occupant of the building for any loss or damage to such waiving party arising from any cause covered by any insurance policy carried by such party. Each party will deliver to the other, appropriate waiver of subrogation rights endorsements to all such policies.

7. RENT ADJUSTMENTS--CONSUMER  PRICE INDEX


8. RENT ADJUSTMENTS--OPERATING COST INCREASES

     Lessee covenants and agrees to pay as Additional Rental an amount equal to Lessee's proportionate share of any increase in the amount of "Direct Operating Expenses" and "Real Estate Taxes" as
said terms are hereinafter defined.     (a) DIRECT OPERATING
EXPENSES: All direct costs of operation and maintenance determined by standard accounting practices which shall include all costs, expenses and disbursements of every kind and nature which Lessor shall pay or become obligated to pay in connection with the management, operation, maintenance, replacement and repair of all buildings, improvements and land comprising the Building and of the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in connection therewith. By way of illustration, Direct Operating Expenses shall include but not be limited to the following: electricity, lamps, fluorescent tubes, ballasts, steam, fuel, utility costs, utility taxes, water (including sewer charges and/or rental), casualty and liability insurance, repairs and cleaning, janitorial supplies, management fees, service contracts with independent contractors, telephone, grounds maintenance, stationary advertising, equipment necessary for the maintenance and operation of the Building, reasonable reserves for operating expenses, salaries, wages, payroll charges and/or taxes, worker's compensation, hospitalization, medical, surgical, and general welfare benefits (including life insurance) and pension payments of employees of Lessor engaged in the operation and maintenance of the Building of which the Demised Premises form a part.
        ("Direct Operating Expenses" shall not include depreciation on the Building of which the Demised Premises are a part or equipment therein, loan payments, real estate brokers commissions, or capital expenditures for tenant finish expenses for other tenants or capital improvements to said building.)

     (b) Real Estate taxes shall mean and include all general and special taxes and assessments levied upon or assessed against the Building. If at any time during the term of this Lease the method taxation of real estate prevailing at the time of execution hereof shall be or has been altered so as to cause the whole or any part of the taxes now or hereafter levied, assessed or imposed upon Lessor wholly or partially as a capital levy or measured by the rents received therefrom, then such new or altered taxes attributable to the Demised Premises shall be deemed to be included within the term "Real Estate Taxes" for the purpose of this paragraph, except that such shall not be deemed to include any enhancement of said tax attributable to other income or other ownerships of Lessor. Lessee shall in no event be responsible to reimburse Lessor for any general income tax liabilities incurred by Lessor.

     (c) If the Direct Operating Expenses and Real Estate Taxes, respectively, paid or incurred by the Lessor for any year on account of the operation or maintenance of the Building of which the Demised Premises are a part are in excess of the actual Direct Operating Expenses and Real Estate Taxes for the Building
for the calendar year        (hereinafter called the "Base Year"),
then the Lessee shall pay such excess amount multiplied by the Lessee's approximate proportionate share of the net rentable square footage of the Building. Lessee's approximate proportionate share
is of the Building is        %.

        Lessor shall by the end of the first calendar quarter of each year during the term of the Lease, determine if the Direct Operating Expenses and Real Estate Taxes paid or incurred by Lessor exceed the actual cost to operate the Building during the Base Year. Lessor shall then give Lessee a written statement of said increase and statement of the additional rent payable by Lessee hereunder. (Failure by Lessor to give such statement shall not be deemed to constitute a waiver by Lessor of its right to require an increase in rent.) Lessee shall pay, either in a lump sum or with the permission of Lessor in four equal quarterly installments, the amount of any increases due hereunder. Lessee, upon prior written notice to Lessor and at Lessee's sole cost and expense, shall be entitled to inspect Lessor's books and records for the Building to confirm any rental adjustments as contemplated herein. Such right of inspection shall be limited to one (1) inspection per year and Lessee under no circumstances shall be entitled to withhold or delay payment of Additional Rent hereunder until Lessee inspects or completes his inspection of Lessor's books and records. At no time shall the rental amount be less than the base rental amount.
                                                       (d) Even
though the term of the Original Lease has expired and Lessee has vacated the Demised Premises, when the final determination is made of Lessee's share of Direct Operating Expenses and/or Real Estate Taxes for the year in which this Lease terminates, Lessee shall immediately pay any Additional Rent due for expenses paid by Lessor.
                                                           (e) In
the event the term of this Lease shall expire or be terminated on a day other than the last day of the year, then the Additional Rent due hereunder for the then current year may be estimated by Lessor in its discretion and shall be prorated and payable by Lessee upon Lessor's demand.

       (f) Amounts payable by Lessee according to this Paragraph 8 will be payable as rent, without deduction or offset. If Lessee fails to pay any amounts due according to this Paragraph 8, Lessor will have all the rights and remedies available to it on account of Lessee's failure to pay rent.

9. CHARACTER OF OCCUPANCY

Lessee  agrees to  occupy  the Leased  Premises as business offices only and to use them in a careful, safe and proper manner; to pay on demand for any damage to the Leased Premises caused by misuse or abuse of the Leased Premises by Lessee, its agents or employees, or by any other person entering upon the Leased Premises under express or implied invitation of Lessee; not to use or permit the Leased Premises to be used for any purposes prohibited by the laws of the United States or any applicable state, county, or city law, statute, regulation or ordinance; and not to commit waste nor suffer nor permit waste to be committed nor permit any nuisance on or in the Leased Premises.

10. ALTERATIONS BY LESSOR

Lessee agrees to permit Lessor at any time to enter the Leased Premises to examine and inspect the same or make such repairs, additions or alterations as Lessor may deem necessary or proper for the safety, improvement or preservation thereof, and it is expressly understood that Lessor shall at all times have the right at its election to make such alterations or changes in other portions of the Building as it may from time to time deem necessary and desirable, as long as such alterations and changes do not unreasonably interfere with Lessee's use and occupancy of the Leased Premises.

11. ALTERATIONS BY LESSEE

Lessee agrees to make no alterations in or additions to the Leased Premises without first obtaining the written consent of Lessor; and all alterations, additions or improvements made by either party at the expense of the Lessee (except only movable office furniture not attached to the Building) shall be deemed a part of the real estate and the property of Lessor and shall remain upon and be surrendered with the Leased Premises as a part thereof, without molestation, disturbance or injury at the end of said term, whether by lapse of time or otherwise. At its option, Lessor may require removal of all improvements made by Lessee to the Leased Premises and that the Leased Premises be returned to their condition at the time this Lease was executed. In the event Lessee makes any additions, alterations or improvements in excess of $1,000.00, a performance bond shall be posted by the Lessee insuring the Lessor against any liability for mechanic's liens.
     Lessee shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Complex, the Building, the Common Areas, the land which comprises the Complex, the Premises, or any part of such property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Lessee. If Lessee fails to have such lien or claim for lien so released or to deliver such bond to Lessor, Lessor without investigating the validity of such lien, may pay or discharge the same and Lessee shall reimburse Lessor upon demand for the amount so paid by Lessor, including Lessors expenses and attorneys' fees.

12. REPAIRS

Lessee agrees to keep the Leased Premises in as good order, condition and repair as when they were entered upon, loss by fire
(unless caused by negligence of Lessee, its agents, employees or invitees), inevitable accident or ordinary wear excepted.

12A.Lessor's Maintenance:

Lessor, at its expense, shall maintain and make necessary repairs to the structural elements and exterior windows of the Building and the Common Areas, and the electrical, plumbing, heating, ventilation and air conditioning systems therein during regular business hours, except that:
     (1)Lessor shall not be responsible for the maintenance, repair or replacement of any such systems which are located within the Premises and are supplemental or special to the Building's standard systems, whether installed pursuant to the Work Agreement or otherwise; and
     (2) The cost of performing any of said maintenance or repairs caused by the negligence of Lessee, its employees, agents, servants, licensees, subtenants, contractors or invitees, or the failure of Lessee to perform its obligations under this Lease, shall be paid by Lessee except the extent of insurance proceeds, if any, actually collected by Lessor with regard to the damage necessitating such repairs; and
     (3) Lessor shall not be responsible for the repair of any floor coverings. The Lessor shall also not be responsible for the repair or maintenance of any wall finish or covering within the demised area; and
     (4) Lessee agrees, at its expense, to use chair pads for all areas with carpeting to protect said carpet in the demised premises.

13. ASSIGNMENT AND SUBLETTING

Lessee shall not assign this Lease or any right hereunder or sublet the Leased Premises or any part thereof, nor permit any persons other than Lessee and its employees to operate in said Leased Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld for assigning or subletting to a tenant whose occupancy and use of the Leased Premises is compatible with the use and overall plan of Lessor. Lessor shall have the absolute right to withhold its consent to an assignment or subletting of the Leased Premises if Lessee is in breach of this Lease. A consent to any assignment of this Lease or any subletting of said Leased Premises shall not constitute a waiver or discharge of the provisions of this paragraph with respect to a subsequent assignment or subletting.
     In the event Lessor consents to any assignment of this Lease or subletting of the Leased Premises, and as a condition thereto, Lessee shall pay to Lessor fifty percent (50%) of all profit derived by Lessee from such assignments or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount of all rent payable by such assignee or sublessee in excess of the Base Rental Rate and any adjustments thereto as defined in Paragraphs 7 and 8 above. If a part of the con-sideration for such assignment or subletting shall be payable other than in cash, the payment to Lessor shall be in cash for its share of any non-cash consideration based upon the fair market value thereof.
     In the event a sublease or assignment is made as herein provided, Lessee shall pay Lessor a charge of TWO HUNDRED AND 00/100 DOLLARS ($200.00) in order to reimburse Lessor for all of the necessary legal and accounting services required in order to accomplish such assignment or subletting.

14. ASSIGNMENT OR SALE BY LESSOR

In the event Lessor shall assign this Lease and/or sell or convey the Building, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the successor in interest of Lessor in and to this Lease. This Lease shall not be affected by such assignment or sale, and Lessee agrees to attorn to the purchaser or assignee.

15. INJURY TO PERSON OR PROPERTY

Lessee agrees to neither hold nor attempt to hold Lessor liable for injury or damage, either proximate or remote, occurring through or caused by any repairs, alterations, injury or accident to the Leased Premises, whether by reason of the negligence or default of the owners or occupants thereof, or any other person, or otherwise, nor liable for any injury or damage occasioned by gas, smoke, rain, snow, defective electric wiring or breaking or stoppage of the plumbing or sewerage upon or in the Leased Premises.

16. INDEMNITY TO LESSOR

Lessee agrees to indemnify and save Lessor harmless of and from all liability for damages or claims against Lessor on account of injuries to the person or property of any other tenant in the Building or to any other person rightfully in the Building for any purpose whatsoever, where the injuries are caused by the negligence or misconduct of Lessee, its agents, servants or employees, or of any other person entering upon the Leased Premises under express or implied invitation of Lessee or where such injuries are the result of the violation of laws or ordinances, governmental orders of any kind, or any of the rules and regulations provided for in this Lease. Lessor shall indemnify Lessee the same.

17. ESTOPPEL CERTIFICATE

Lessee agrees that from time to time upon not less than ten (10) days prior written request by Lessor, Lessee (or any permitted assignee, sublessee, licensee, concessionee or other occupant of the Premises claiming by, through or under Lessee) will deliver to Lessor, a statement in writing signed by Lessee certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the dates to which the rent and other charges have been paid; (c) that Lessor is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that Lessee is in occupancy and paying rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against Lessee under the bankruptcy laws of the United States or any State thereof, and (g) such other matters as may be required by a prospective purchaser of the Building. Lessee's failure to deliver such a statement within the specified time shall be conclusive upon Lessee that this Lease is in full force and effect, without modification except as may be represented by Lessor, that there are no uncured defaults in Lessor's performance and that not more than one month's rental has been paid in advance.

18. SURRENDER AND NOTICE

Lessee agrees to surrender and deliver possession of the Leased Premises promptly at the expiration of this Lease, or in the case of the termination of this Lease by Lessor by reason of a breach in any one or more of the covenants or agreements hereof, upon three
(3) days notice after Lessor follows the required legal process.

19. ACCEPTANCE OF PREMISES BY LESSEE

Lessor and Lessee agree that the taking possession of the Leased
Premises by Lessee shall be conclusive evidence as against Lessee that said premises were in good and satisfactory condition when possession was taken (except for latent defects).

20. FIRE, RESTORATION OF PREMISES
Lessor and Lessee agree that if the Leased Premises, or the Building shall be so damaged by fire or other casualty as to render the Leased Premises wholly untenantable, and if such damage shall be so great that a competent architect, in good standing and selected by Lessor, shall certify in writing to Lessor and Lessee that the Leased Premises with the exercise of reasonable diligence, cannot be made fit for occupancy within ninety (90) days from the happening thereof, then this Lease shall cease and terminate from the date of the occurrence of such damage; and Lessee thereupon shall surrender to Lessor the Leased Premises and all interest therein hereunder, and Lessor may reenter and take possession of the Leased Premises and remove Lessee therefrom. Lessee shall pay rent, duly apportioned, up to the time of such termination of this uch termination of this ventilation and air conditioning systems therein during regular the Leased Premises can be made tenantable within said ninety (90) day period from the happening of such damage, then Lessor shall repair the damage so done with all reasonable speed and the rent shall be abated only for the period during which Lessee shall be deprived of the use of the Leased Premises by reason of such damage and the repair thereof.
     If the Leased Premises, without the fault of Lessee, shall be slightly damaged by fire or other casualty, but not so as to render the same untenantable, Lessor, after receiving notice in writing of the occurrence of the injury, shall cause the same to be repaired with reasonable promptness; and in such event, there shall be a proportionate abatement of the rent.
     If the fire or other casualty causing injury to the Leased Premises or other parts of the Building shall have been caused by the negligence or misconduct of the Lessee, its agents, servants or employees, or if any other person entering upon the premises under express or implied invitation of Lessee, such injury shall be repaired by Lessor at the expense of Lessee, to the extent that such damage is not covered by insurance.
     In case the Building throughout be so damaged, whether by fire or otherwise (though said Leased Premises may not be affected) that Lessor within sixty (60) days after the happening of such damage shall decide not to reconstruct, rebuild, or raze the Building, then upon thirty (30) days' notice in writing to that effect given by Lessor to Lessee, this Lease shall cease and terminate from the date of the occurrence of said damage, and Lessee shall pay the rent, properly apportioned up to such date, and both parties hereto shall be discharged of all further obligations hereunder.

21. EMINENT DOMAIN, TERMINATION OF LEASE

If the Leased Premises or such portion thereof as shall render the remaining portion unusable by the Lessee for its intended purpose shall be taken by right of eminent domain, then this Lease, at the option of either party, shall forthwith cease and terminate, and the current rent shall be properly apportioned to the date of such taking; and in such event Lessor shall receive the entire award for the lands and improvements so taken.

22. BREACH OF LEASE

If default shall be made in the payment of any sum to be paid by Lessee under this Lease, and such default shall continue for five
(5) days, or default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and to perform, and such default shall continue for twenty (20) days, or if the interest of Lessee, under this Lease shall be levied upon under execution, or other legal process, or if any petition shall be filed by or against Lessee to declare Lessee a bankrupt, for the reorganization or rehabilitation of Lessee or to
delay, reduce or modify Lessee's debts or   obligations, if any, or
modify Lessee's capital structure if Lessee be a corporation or other entity, or if Lessee be declared insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or Lessee's property, or if Lessee shall abandon the Leased Premises during the term of this Lease or any renewals or extensions thereof, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this lease (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall reasonably contest the same by appropriate proceedings and shall remove or vacate the same within twenty (20) days from this date of its creation, service or filing).

23. REMEDIES UPON BREACH

In the event of a breach of this Lease by Lessee, default interest of 18% per annum, compounded annually, shall accrue on all overdue sums and Lessor may have any one or more of the following described remedies,in addition to all other rights and remedies provided at law or in equity:
     (a) Lessor may terminate this Lease by written notice and forthwith repossess the Leased Premises and be entitled to recover as damages a sum of money equal to the total of (I) the cost of recovering the Leased Premises, including Lessor's attorney's fees;
(II) the unpaid rent earned at the time of termination; (III) default interest of 18% per annum, compounded annually, on all overdue sums; (IV) damages for the wrongful withholding of the Leased Premises by Lessee; and (V) any other sum of money and damages owed by Lessee to Lessor.
     (b) Lessor may retake possession of the Leased Premises and shall have the right, but not the obligation, without being deemed to have accepted a surrender thereof, and without terminating this Lease, to relet the Leased Premises for the remainder of the term provided for herein; and if the rent received through such reletting does not at least equal the rent provided for herein, Lessee shall pay and satisfy any deficiency between the amount of the rent so provided for and that received through reletting; and, in addition thereto, Lessee shall pay all reasonable expenses incurred in connection with any such reletting, including, but not limited to, the cost of renovating, altering and decorating for a new occupant, and any and all leasing commissions paid for such reletting.

24.  PREMISES LEFT VACANT--LESSOR MAY TAKE
     POSSESSION

Lessor and Lessee agree that if Lessee shall abandon or vacate the Leased Premises before the end of the term of this Lease, Lessor may, at its option and without notice, and using such force as may be necessary, enter the Leased Premises, remove any signs of Lessee therefrom, and relet the same, or any part thereof, as Lessor may see fit for the account of Lessee, without thereby voiding or terminating this Lease, and, for the purpose of such reletting, Lessor is authorized to make any repairs, changes, alterations or additions in or to the Leased Premises, as may in the opinion of Lessor, be necessary or desirable for the purpose of such reletting, and if a sufficient sum shall not be realized from such reletting (after payment of all the costs and expenses of such repairs, changes or alterations, and the expense of such reletting and the collection of rent accruing therefrom) to equal the aggregate monthly rental agreed for the balance of this Lease Term or for any renewal period to be paid by Lessee under the provisions of this Lease, then Lessee agrees to pay such total deficiency upon demand therefore, and if no other rental can be obtained after reasonable effort by Lessor for a period of sixty (60) days after Lessee's breach as contemplated herein, then Lessee shall be liable for the total rental due for the balance of the period from the date of such default.

25. REMOVAL OF LESSEE'S PROPERTY

Lessor and Lessee agree that if Lessee shall fail to remove all effects from the Leased Premises upon the abandonment thereof or upon the termination of this Lease for any cause whatsoever, Lessor, at its option, may remove such effects in any manner that it shall choose, and store them without liability to Lessor for loss or damage thereof, and Lessee agrees to pay Lessor on demand any and all expenses incurred in such removal, including court costs and attorney's fees and storage charges on such effects for any length of time they shall be in Lessor's possession; or Lessor, at its option, without notice, may sell said effects, or any of them, at private sale and without legal process, for such prices as Lessor may obtain, and apply the proceeds of such sale upon any amounts due under this Lease from Lessee to Lessor and upon the expense incident to the removal and sale of said effects, rendering the surplus, if any, to Lessee.

26. LIEN ON LESSEE'S FURNISHINGS



27. CONSTRUCTIVE EVICTION--NOTICE REQUIREMENT

If Lessee believes that Lessor has or is committing an act or acts which constitute constructive eviction, Lessee must provide Lessor with written notice specifying the act or acts which allegedly constitute a constructive eviction, and Lessor shall have ten (10) days from the receipt of said notice to cure the alleged constructive eviction. Lessee shall not exercise his legal rights to assert a constructive eviction until Lessor's ten (10) day cure period has expired, and Lessee shall be deemed to have conclusively waived its rights to assert a constructive eviction if he abandons the premises before the cure period has expired.

28. NO IMPLIED SURRENDER OR WAIVER

Lessor and Lessee agree that no act or thing done by Lessor or its agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid, unless the same be made in writing and subscribed by Lessor. The mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy Lessor might have, either in law or in equity, nor shall the waiver of any violation of any covenant or condition contained in this Lease or any of the rules and regulations set forth herein, or hereafter adopted by Lessor, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. In case it should be necessary or proper for Lessor to bring any action under this Lease or to place this Lease with an attorney for the enforcement of any of Lessor's right hereunder, then Lessee agrees in each and any such case to reimburse Lessor for Lessor's reasonable attorney's fees and legal expenses, including, but not limited to, in-house legal expenses. The receipt by Lessor of rent with knowledge of the breach of any covenant in this Lease, shall not be deemed a waiver of such breach. The failure to enforce any of the rules and regulations set forth herein, or hereafter adopted, against Lessee and/or any other Lessee in the Building shall not be deemed a waiver of such rules and regulations or any thereof. The receipt by Lessor of rent from any assignee, subtenant, or occupant of the Leased Premises shall not be deemed a waiver of the covenant contained in this Lease against assignment and subletting, or an acceptance of the assignee, subtenant or occupant as Lessee, or a release of Lessee from the further observance of performance by Lessee of the covenants in this Lease to be observed and performed by the Lessee. No provisions of this Lease shall be deemed to have been waived by Lessor unless such waiver be in writing and signed by Lessor.

29. RELOCATION TO OTHER SPACE IN THE BUILDING OR OFFICE PARK


30. FIRST RIGHT OF REFUSAL


31. HOLDING OVER--TENANCY MONTH TO MONTH
Lessor and Lessee agree that if after the expiration of this Lease, Lessee shall remain in possession of the Leased Premises and continue to pay rent and without any express agreement as to such holding over, then such holding over shall be deemed to be a tenancy from month to month, and Lessee shall be regarded as a tenant from month to month, subject to all the terms and conditions of this Lease, except that Lessor may, upon Lessee's holding over and at Lessor's sole discretion, and upon written notice to Lessee by Lessor, at any time adjust the monthly rental rate to an amount equal to one and one half (1 1/2) times the last monthly rental amount.

32. PAYMENTS AFTER TERMINATION
Lessor and Lessee agree that no payments of money by Lessee to Lessor after the termination of this Lease, in any manner, or after the giving of any notice (other than a demand for payment of money) by Lessor to Lessee, shall reinstate, continue or extend the term of this Lease or affect any notice given to Lessee prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or after final judgment granting Lessor possession of the Leased Premises, Lessor may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease, and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or any judgment theretofore obtained.

33. COMPLETION OF THE LEASED PREMISES
Lessor and Lessee agree that the Leased Premises will be finished in accordance with the terms, specifications, and conditions contained in the "Tenant Work Letter" attached as Exhibit B to this Lease. The certificate of the architect (or company) in charge of the construction or preparation of the Leased Premises shall control conclusively the date upon which the Leased Premises are ready for occupancy. Lessor and Lessee also agree that for the purpose of completing or making repairs or alterations in any portion of the Building, Lessor may use one or more of the street entrances, the halls, passageways and elevators of the Building; provided, however, that there shall be no unnecessary obstruction of the right of entry to the Leased Premises while the same are occupied. It is mutually understood and agreed, however, that anything to the contrary or apparent contrary herein, acceptance of possession of the Leased Premises shall be conclusive evidence as against Lessee that the Leased Premises are complete and satisfactory whether all of the Building shall be completed or not.

34. AUTHORITIES FOR ACTION--NOTICE
Lessor and Lessee agree that Lessor may act in any matter provided for in this Lease by its President, Vice President or its Building Manager, and any notice to be given to Lessor as provided for in this Lease, shall be delivered in writing in person to its President, Vice President or its Building Manager or sent to its address as herein set forth or subsequently modified. Any notice to be given Lessee under the terms and provisions of this Lease shall be in writing and may be given in person to the chief official of Lessee located in the Leased Premises or sent to Lessee by mail at its principal office in the Building.

35. RULES AND REGULATIONS
Lessor and Lessee agree that the following rules and regulations shall be and are hereby made a part of this Lease, and Lessee agrees that its employees and agents, or any others permitted by Lessee to occupy or enter the Leased Premises, will at all times abide by said rules and regulations and that a default in the performance and observance thereof shall operate the same as any other defaults herein:
     (a) The sidewalks, entries, passages, corridors, stairways and elevators of the Building shall not be obstructed by Lessee or its agents or employees, or be used for any purpose other than ingress and egress to and from the Leased Premises.
     (b) (1) Furniture, equipment or supplies shall be moved in or out of the Building only upon the elevator and/or through the access designated by Lessor and then only during such hours and in such manner as may be prescribed by Lessor.
     (2) No safe or article of property, the weight of which may, in the opinion of Lessor, constitute a hazard or danger to the Building or its equipment, shall be moved into the premises.
     (3) Safes and other equipment, the weight of which is not excessive shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Lessor, and Lessor shall have the right to designate the location of such articles in the Leased Premises.
     (c) No sign, advertisement, or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Leased Premises or the Building unless approved by Lessor as to color, size, style and location; but there shall be no obligation or duty on Lessor to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Leased Premises or of the Building. Original building standard suite sign will be prepared for Lessee by the sign writer appointed by Lessor, the cost of the sign to be paid by Lessor. A directory in a conspicuous place, with the name of Lessee, will be provided by Lessor, with the original building standard directory strips being paid for by Lessor. Any necessary revision in the building standard suite sign and directory strip, will be made by Lessor within a reasonable time after notice from Lessee of the error or change making the revision necessary; such revisions being at the sole expense of Lessee. No furniture shall be placed in front of the Building or in any lobby or corridor without the prior written consent of Lessor. Lessor shall have the right to remove all non-permitted sign and furniture, without notice to Lessee, at the expense of Lessee.
     (d) Lessee shall not do or permit anything to be done in the Leased Premises, or bring or keep anything therein, which will in any way increase the cost of fire insurance for the Building, or on property kept therein, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any applicable fire or health law, statute, regulation or ordinance.
     (e) Lessee shall not employ any person or persons other than the janitor of Lessor for the purpose of cleaning or taking care of the Leased Premises without the written consent of Lessor. Lessor shall not be responsible to Lessee for any loss of property from the Leased Premises, however occurring, or for any damage done to Lessee's furniture or equipment by the janitor or any of his staff, or by another person or persons whomsoever, except that Lessor agrees to be liable for any such damage caused by its employees occasioned, in Lessor's opinion, by unusual events, such liability, however, not to exceed in the aggregate, for each successive period of twelve months, one-half of one percent of the rent payable during each such period. Any person or persons employed by Lessee for the purpose of cleaning or taking care of the Leased Premises, with the written consent of Lessor, must be subject to and under the control of the janitor of the Building, in all things in the Building and outside of the Leased Premises. The janitor of the Building may at all times keep a pass key, and he and other agents of Lessor shall at all times be allowed admittance to Leased Premises.
     (f) Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Lessee, its agents or employees, shall be paid for by Lessee. No person shall waste water by tying back or wedging the faucets in any manner.
     (g) No animals, except handicapped assistance animals, shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb the occupants of this or adjoining buildings or premises by the use of any radio or musical instrument or by the making of loud or improper noises.
     (h) Bicycles or other vehicles shall not be permitted in the offices, halls, corridors and elevators in the Building, nor shall any obstruction of sidewalks or entrances of the Building be permitted. Bicycles shall not be locked to trees, downspouts, signs or other portions of the Building or surrounding premises.
     (i) Lessee shall not allow anything to be placed in the outside window ledges of the Building, nor shall anything be thrown by Lessee, its agents or employees, out of the windows or doors, or down the halls, elevator shafts or ventilating ducts or shafts of the Building. Lessee, except in the case of fire or other emergency, shall not open any outside window as this interferes with the proper functioning of the Building air conditioning system.
     (j) No additional lock or locks or security system shall be placed by Lessee on any door in the Building unless written consent of Lessor shall first have been obtained, which consent shall not be unreasonably withheld. A reasonable number of keys to the Leased Premises and to the toilet rooms will be furnished by Lessor to Lessee, and neither Lessee, its agents or employees shall have any duplicate key made. A reasonable charge for extra keys will be made to Lessee. At the termination of this tenancy, Lessee shall promptly return to Lessor all keys to offices, toilet rooms or vaults.
     (k) No awnings shall be placed over the windows except by the prior written consent of Lessor. No inside screening, draping, shades or blinds shall be hung on or over the windows except by the prior written consent of Lessor.
    (1) If Lessee desires telegraphic, telephonic, or other electronic connections, Lessor or its agents will direct the installers as to where and how the wires may be introduced, and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Lessee's expense.
     (m) Whenever heat generating machines or equipment, including telephone equipment, are used in the leased premises, and such machines or equipment affect the temperature otherwise maintained by the air conditioning system, Lessor reserves the right to install supplemental air conditioning units in the Leased Premises. The cost of such installation, operation and maintenance of such supplemental air conditioning, shall be paid by Lessee upon demand by Lessor.
     (n) Lessee shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Leased Premises. The use of oil, gas or flammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.
     (o) Any painting or decorating as may be agreed to be done by, and at the expense of Lessor, shall be done during regular working hours; should Lessee desire such work done on Sundays, holidays or outside of regular working hours, Lessee shall pay for the extra costs thereof.
     (p) Except normal picture hanging and except as otherwise permitted by Lessor, Lessee shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Leased Premises or of the Building, and any defacement, damage or injury caused by Lessee, its agents or employees shall be paid for by Lessee.
     (q) Lessor shall at all times have the right, by its officers or agents, to enter the Leased Premises, to inspect and examine the same, and to show the same to persons wishing to lease them, and may at any time within ninety (90) days prior to the termination of this lease, place upon the doors and windows of the Leased Premises the notice "For Rent", which notice shall not be removed by Lessee.
     (r ) Lessor reserves the right to make other reasonable rules and regulations, or amend these rules and regulations, as Lessor's judgment may from time to time be necessary and desirable for the safety, care and cleanliness of the Leased Premises, and for the preservation of good order thereof.
     (s) No overnight parking or storing of vehicles shall be permitted.

36. SUBORDINATION
Lessor and Lessee agree that this Lease is subject to, and subordinate to, all ground or underlying leases and to all present mortgages affecting the real estate on which the Building is located and the Building of which the Leased Premises is a part, and to all renewals and extensions thereof, and to any mortgage or mortgages which may hereafter be executed affecting the same.

37. AMENDMENT OR MODIFICATION
Lessee acknowledges and agrees that it has not relied upon any statement, representation, agreement or warranty except such as is expressed herein, and that no amendment or modification to this Lease shall be valid or binding unless expressed in writing and executed by Lessor and Lessee in the same manner as in the execution of this Lease.

38. SEVERABILITY CLAUSE
If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of Lessor and Lessee that the remainder of this Lease shall not be affected thereby, and it is also the intention of Lessor and Lessee that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. The caption of each paragraph hereof is added as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.

39. SUCCESSORS AND ASSIGNS
All terms, conditions and covenants to be observed and performed by Lessor and Lessee shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns.

40.ADDENDUM
Where there is an Addendum to this Lease, if there are any conflicts between the provisions of the Addendum and the provisions of this Lease, the provisions of the Addendum shall control.

41.BROKERS
Lessee warrants that it has not dealt with any real estate broker or agent in connection with the negotiation of this Lease to whom a real estate commission might be due, or who might have an interest in this transaction, except DENCOL Real Estate Services,
Inc. and Cushman Realty Corporation.                             .
     Lessee agrees to indemnify and hold harmless Lessor and the Manager from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Lessor shall be responsible for the payment of all commissions to the broker, if any, specified in this Article, based upon the leasing commission policy of Lessor applicable to the Complex as of the date of this Lease.

42.LEGAL COUNSEL
No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease, or the transactions relating thereto. It is recommended that the Lessee employ an attorney prior to executing this Lease to review the Lease and provide legal counsel.

43.DATE OF ACCEPTANCE
This Lease is conditioned upon the acceptance by Lessee and delivery to Lessor of an executed Lease on or before January 8, 1993.

44.RENT SCHEDULE
     Year One thorugh Three = $12.00 per square foot - $5,658.00 per month.

     Year Four and Five = $13.00 per square foot - $6,129.00 per month.

45. Tenant Improvements:

     Owner will provide building standard finish to accommodate the lessee's layout to be determined by a space plan prepared by Lessor's space planner. The tenant improvements shall include all space and construction drawings and not exceed $10.38 per square foot for the leased space as Lessor costs. Any approved changes resulting in additional costs shallb e paid by Lessee prior to occupancy of premises.

46. Moving Allowance:

     Lessor will provide Lessee a moving allowance for the actual cost of the move substantiated by paid invoices, not to exceed $.72 per rentable square foot of leased space.

47. Option to Renew:

     Assuming Lessee is not in default of the Lease, Lessor will provide Lessee with one, (5) year renewal option at hte then current prevailing market rate for buildings of comparable quality and location to SheridanPark 7.

48.  Exterior Signage:

     Pursuant to Lessor's required specifications and City of Westminster approval, Lessee will be allowed appropriate signage on the building exterior at Lessor's sole expense.
     See Exhibit "C".

49.  Interior Signage:

     Lessor shall provide building standard directory and Suite identification at Lessor's expense for th einitial signage at occupancy of the space. changes t herafter shall be at Lessee's expense.

























READ AND APPROVED this 12th   day of January    , 1993      .

 Sheridan Park 7 Partners, a Colorado limited partnership.
Lessor

By: DENCOL Real Estate Services, Inc.                   Its Agent

By: /s/ John W. Waid, President
    John W. Waid, President



READ AND APPROVED this   12th  day of January    , 1993      .

Good Times Restaurants Inc.                         Lessee

By: /s/ Thomas A. Gordon, Chief Financial Officer

ATTEST:

 /s/ Boyd E. Hoback

                                ADDENDUM "A"

This addendum is attached hereto and forms a part of that certain Lease dated January 7, 1993, by and between Sheridan Park 7 Partners, hereinafter referred to as "Lessor" and Good Times Restaurants Inc., hereinafter referred to as "Lessee" covering 5,658 square foot located in Suite 330 at 8620 Wolff Court,
Westminster, CO   80030.

1.   Paragraph 1:

     a. "Ordinary business hours" are considered to be 8 am to 5 pm Monday through Friday, and 8 am to 12 pm Saturday, excluding holidays.
     b. "Standard Office Equipment" shall include those items of equipment that do not require additional electrical service; weigh such that requires an excessive floor load; or generates heat that requires separate cooling or ventilating over and above the building HVAC system.

2.   Paragraph 2:

     Should there be a disruption of Lessee's business for a period in excess of five (5) business days, Lessor shall abate rent in the amount of the then current rent being paid by Lessee, for the period the disruption shall continue.

3.   Paragraph 6:
     a. "Legal Liability" covers, among other things, persons authorized to sign and do business on behalf of the Lessee.
     b. "Insurance Against Such Other Perils" is inserted to cover changes in the insurance industry that may require changes in Lessee's coverage. The term "reasonably require" protects the Lessee from unreasonable requests by Lessor.

4.   Paragraph 11:
     Excluding tenant improvements done at the time of occupancy of said Premises.

5.   Paragraph 12A:
     This paragraph refers to any special or supplemental equipment installed to accommodate Lessee's needs.

6.   Paragraph 14:
     This Lease shall remain in full force and effect should such an assignment or sale be consummated.

7.   Paragraph 18:
     Add: This time period comes into effect after Lessor has gone through the required legal procedures.

8.   Paragraph 19:
     Add: acknowledgement by Lessee that the premises are in satisfactory condition provided that Lessor is responsible for any latent defects or uncompleted tenant improvements as evidenced by a punch list prepared jointly by Lessor and Lessee.

9.   Paragraph 33:
     Add: provided that Lessor is responsible for any latent defects or uncompleted tenant improvements as evidenced by a punch list prepared jointly by Lessor and Lessee.

10.  Paragraph 33:
     Add: Lessor shall guarantee substantial completion of the premises and assure occupancy no later than April 1, 1993.

11.  Paragraph 5:
     Add: The amount of the security deposit may be applied toward the last months rent upon Lessee's written notice and Lessor's inspection of the premises.

12.  Paragraph 6:
     Add: Lessor at its expense, shall maintain during this Lease term; liability insurance, fire insurance with extended coverage, and other insurances on the building and all property and interest of Lessor in the building with coverage and amounts including exclusions and deductibles, that is customarily required for prudent Lessors of comparable properties in the Metro Denver, Colorado area. Policies for such insurance shall waive any right of subrogation against Lessee and all individuals and entities for whom Lessee is responsible in law.

13.  Paragraph 15:
     Add: The provisions of this paragraph 15, shall not supersede, abrogate or impair the waiver of any right of subrogation against Lessee in Lessor's insurance under paragraph 6 and the waiver of any right of subrogation against Lessor and Lessee's insurance under paragraph 6.

                           EXHIBIT B
                   TENANT FINISH WORK LETTER


Lessee Good Times Restaurants, Inc.    Projected Occupying Date April 1, 1993

Building Name       Sheridan Park 7
& Address of        8620 Wolff Court, Westminster, CO    80030
Demised Premises    Suite 330

Lessor's Responsibility for Occupancy Preparation

Preparation of space per Exhibit "A" (space plan), not to exceed $10.28 per rentable square foot.

Lessee's Responsibility for Occupancy Preparation

Any approved changes resulting in additional cost, shall be paid by Lessee prior to occupancy of premises.

SPECIFICATIONS/DETAILS OF TENANT FINISH ITEMS

TYPE      ROOM DESCRIPTION OF WORK COLOR/PATTERN/MFGR.SPEC. NO.       COST
RES.

Ceiling        Existing ceiling in place

Electrical/
Lighting       As called for on space plan dated 12/07/92

Flooring       To be selected from building standards by Lessee

Phone Outlets  As called for on space plan dated 12/07/92

Phone System   All ordering & installation of wiring and telephone hook-up
               Lessee

Wall Treatment Building standard paint to be selected by Lessee

Window Covering   Existing mini blinds

Special
Construction   Walls, doors and side lites per space plan

Gross Office Lease - Exhibit B                                   Initial Here
8/86
                          EXHIBIT "C"
                      SHERIDAN OFFICE PARK
                    EXTERIOR SIGNAGE POLICY



1.   Minimum Space Requirements: 3,000 square foot net rentable.

2.   Minimum Lease Requirements: 3 years.

3.   Size Requirements:

          18" individual letters, no cursive,
          must be block letters, no logos

4.   Approval Requirements: Artist rendition must be submitted
     and approved by:

          A.   DENCOL Real Estate Services, Inc.
          B.   Ownership
          C.   City/County

5.   One (1) sign per tenant.

6. All costs associated with the sign application and approvals shall be paid by tenant including sign, architectural drawings, installation, permits, city approval, etc.

7. An additional charge of $50.00 per month will be assessed to tenant for electrical usage.